                                    Exhibit 3

                               Purchases of Shares
                       by the Reporting Persons During the
                       60 days Preceding the Filing of the
                     Original Schedule 13D (October 9, 1998)

                                     Genger
         (Except for settlement of CBOE traded put options noted below, all transactions effected on NASDAQ)

                                                                          Price per Share
Date                                Number of Shares Purchased     (including commissions and fees)
----                                --------------------------     --------------------------------
08/11/98                                     3,800*                      $    35.374
08/13/98                                     2,000                            23.903
08/14/98                                     1,000                            23.905
09/02/98                                     3,200*                           35.158
10/06/98                                     4,000**                           6.646
10/07/98                                     1,600*                           35.100


                              Trans-Resources, Inc.
                      (All transactions effected on NASDAQ)

                                                                        Price per Share
Date                                 Number of Shares Purchased    (including commissions and fees)
----                                 --------------------------    --------------------------------
09/29/98                                      250,000                     $    6.935
09/29/98                                      125,000                          6.611
09/29/98                                      100,000                          6.700
10/01/98                                       15,000                          7.063
10/05/98                                       50,000                          7.100
10/06/98                                      100,000                          6.550
10/08/98                                      100,000                          6.141
10/08/98                                      100,000                          6.034
10/08/98                                      100,000                          6.109
10/09/98                                       60,000                          6.240

                                      Hardy
                      (All transactions effected on NASDAQ)


                                                                        Price per Share
Date                                 Number of Shares Purchased    (including commissions and fees)
----                                 --------------------------    --------------------------------
09/30/98                                        20,000                     $   6.50
10/01/98                                         8,000                     $   7.25

--------

*     Settlement of CBOE put options.

** Purchased by a retirement account of Genger's spouse, as to which he disclaims beneficial ownership.

                           Purchases of Shares by the
                  Reporting Persons During the 60 days Prior to
                the Filing of Amendment No. 1 to the Schedule 13D

                                     Genger
                    (All transactions effected on NASDAQ)

                                                                         Price per Share
Date                                Number of Shares Purchased    (including commissions and fees)
02/16/99                                       30,000                     $    5.316


                              Trans-Resources, Inc.
                      (All transactions effected on NASDAQ)


                                                                         Price per Share
Date                                Number of Shares Purchased    (including commissions and fees)
02/12/99                                      100,000                     $    5.338


                                 Page 24 of 27